EX-99.3
Exhibit 99.3

Form of Letter of Transmittal

LETTER OF TRANSMITTAL
REGARDING SHARES IN THE GAI AURORA OPPORTUNITIES FUND, LLC

TENDERED PURSUANT TO THE OFFER TO PURCHASE
DATED MAY 16, 2016

THE OFFER WILL EXPIRE ON JUNE 13, 2016
 AND THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY
GLOBAL ALTERNATIVE INVESTMENTS, EITHER BY MAIL OR BY FAX, BY MIDNIGHT,
EASTERN TIME, ON JUNE 13, 2016, UNLESS THE OFFER IS EXTENDED.

COMPLETE THIS LETTER OF TRANSMITTAL AND RETURN TO:

GAI Aurora Opportunities Fund
c/o BNY Mellon TA Alternative Investment RIC Funds
4400 Computer Drive
Westborough, MA 01581
Phone: (877) 356-9358
Fax: (508) 599-6137

Ladies and Gentlemen:

The undersigned hereby tenders to GAI Aurora Opportunities Fund, LLC, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the "Fund"), the shares of limited liability company interest in the Fund or portion thereof held by the undersigned, described and specified below (the "Shares"), on the terms and conditions set forth in the offer to purchase, dated May 16, 2016 ("Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constituted the "Offer").

THE OFFER IS SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE RECEIVED TIMELY AND IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Shares in the Fund or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the Shares in the Fund or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Shares in the Fund or portion thereof tendered hereby.

Payment of the purchase price for the Shares in the Fund or portion thereof of the undersigned, as described in Section 6 of the Offer to Purchase, shall be wired to an account designated by the undersigned or sent to the undersigned at its mailing address as listed in the Fund's records, unless the undersigned advises the Fund in writing of a change in its mailing address. The undersigned recognizes that the amount of the payment (initial payment in the case of Members tendering all of their Shares) will be based on the unaudited net asset value as of September 30, 2016 of the Shares or portion thereof tendered.  When Shares are repurchased by the Fund, Members will generally receive cash distributions equal to the value of the Shares repurchased. However, in the sole discretion of the Fund, the proceeds of repurchases of Shares may be paid by the in-kind distribution of securities held by the Fund, or partly in cash and partly in-kind.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

GAI Aurora Opportunities Fund, LLC
Tendered Pursuant to the Offer to Purchase Dated May 16, 2016

TENDER OFFER FORM

Name of Member: __________________________________________________________________________________________
(Please list full account registration name.  For IFS Accounts, please be sure to include the Wells Fargo fiduciary capacity as part of the registration – ex. "Wells Fargo Bank as Agent for John Doe Rev Trust")

Account Number:     __________________________

Official Fund Name:   GAI Aurora Opportunities Fund, LLC

Type of Request:    ☐Partial Tender
                                              ☐Full Tender

Complete if Partial Tender:

Number of Shares to be Tendered: ____________________; OR

Tender Amount: ________________________________________                                                                      Effective Date:  September 30, 2016

The undersigned Member acknowledges that this request is subject to all the terms and conditions set forth in the Fund's Memorandum and all capitalized terms used herein have the meaning as defined in the Fund's Memorandum. The undersigned represents that the undersigned is the beneficial owner of the Shares in the Fund to which this tender request relates, and that the person signing this request is an authorized representative of the tendering Member.

In the case of joint accounts, each joint holder must sign this tender request. Requests on behalf of a foundation, partnership or any other entity must be accompanied by evidence of the authority of the person(s) signing.

Investment of Tender Proceeds in another WFII-Advised Registered Fund

Members that tender their Class A Shares for repurchase and who reinvest repurchase proceeds in Class A Shares of another registered fund advised by Wells Fargo Investment Institute, Inc. ("WFII") will not be subject to a placement fee with respect to the reinvestment of such proceeds.  Accordingly, please check the box below if the undersigned Member intends to invest tender offer proceeds in another registered fund advised by WFII.  In such event, the undersigned Member acknowledges that no such investment may be made until the undersigned has received and had an opportunity to review the confidential private placement memorandum for any such fund.  If the undersigned (1) checks the box below, (2) contacts the Member's intermediary, (3) obtains and reviews the private placement memorandum of another WFII-advised registered fund and (4) subsequently invests the proceeds from this tender into another WFII-advised registered fund, the undersigned will not be subject to any otherwise applicable placement fee with respect to such investment.

☐ I intend to contact my selling broker to inquire about investing the proceeds of this tender into another WFII-advised registered fund.

GAI Aurora Opportunities Fund, LLC
Tendered Pursuant to the Offer to Purchase Dated May 16, 2016

Fax to (508) 599-6137 or Overnight Mail to Global Alternative Investments, c/o BNY Mellon TA Alternative Investment RIC Funds, 4400 Computer Drive, Westborough, MA 01581

Form must be received prior to the deadline

Indicate Date of Transmission _______________ and Method of Transmission Fax Regular Mail Overnight Mail

FOR INDIVIDUAL MEMBERS AND JOINT TENANTS:	FOR OTHER MEMBERS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Investor or Investment Strategist

Print Name of Investor or Investment Strategist	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory
Date:

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